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                          ESQUIRE COMMUNICATIONS LTD.
                               OFFER TO EXCHANGE
                 SHARES OF ITS COMMON STOCK FOR ANY AND ALL OF
                 ITS REDEEMABLE COMMON STOCK PURCHASE WARRANTS

                                                                    May 12, 1997

To Our Clients:

     Enclosed for your consideration is a Prospectus, dated May 9, 1997 (the 'Prospectus') and a form of Letter of Transmittal (the 'Letter of Transmittal') relating to the offer (the 'Exchange Offer') of Esquire Communications Ltd. (the 'Company'), to exchange one share of the Company's Common Stock, par value $.01 per share (the 'Common Stock'), for each five of its Redeemable Common Stock Purchase Warrants (the 'Warrants'). Each holder of a fractional interest in shares of the Company's Common Stock will be entitled to receive a cash payment in lieu of such fractional amount based on the current market price of a share of Common Stock. The Company will accept for exchange any and all Warrants properly tendered and not withdrawn according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

     This material is being forwarded to you as the beneficial owner of Warrants carried by us in your account but not registered in your name. A tender of such Warrants may only be made by us as the holder of record and pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to tender any or all such Warrants held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. However, we urge you to read the Prospectus carefully before instructing us as to whether or not to tender your Warrants.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Warrants on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City Time, on June 12, 1997, unless the Exchange Offer is extended by the Company. The time the Exchange Offer expires is referred to as the 'Expiration Date.' Tenders of Warrants may be withdrawn at any time prior to the Expiration Date and unless theretofore accepted for exchange by the Company, may be withdrawn after 5:00 p.m., New York City time on July 10, 1997. Moreover, the Exchange Agent shall deliver the Common Stock or return the tendered and withdrawn Warrants promptly after the Expiration Date or withdrawal of the tendered Warrants.

     If you wish to have us tender any or all of your Warrants, please so instruct us by completing, executing and returning to us the instruction form on the reverse hereof. The accompanying Letter of Transmittal is furnished to you for your information only and may not be used by you to tender Warrants.

     If we do not receive written instructions in accordance with the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Warrants in your account.


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                                  INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer to exchange Common Stock for the Warrants of the Company.

     This will instruct you to tender the number of Warrants indicated below held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

                                          Please Tender  .......................
                                          Warrants held by you for my account in
                                          exchange for one share of Common Stock
                                          for each five Warrants.

                                          Date:  ...............................

                                           .....................................

                                           .....................................
                                                       SIGNATURE(S)

                                           .....................................

                                           .....................................
                                                PLEASE PRINT NAME(S) HERE

     Unless a specific contrary instruction is given in the spaces provided, your signature(s) hereon shall constitute an instruction to us to tender all your Warrants in exchange for one share of Common Stock for each five Warrants pursuant to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

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